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                                                               EXHIBIT 10.42 (a)
                        [ALTERA CORPORATION LETTERHEAD]


May 16, 1997


Taiwan Semiconductor Manufacturing Co., Ltd.
1740 Technology Drive, suite 660
San Jose, CA 95110
Attention: Loretta Liang

Taiwan Semiconductor Manufacturing Co., Ltd.
121 Park Avenue 3, Science-Based Industrial Park
Hsinchu, Taiwan, ROC

RE: Amendment of Wafer Supply Agreement

Ladies and Gentlemen:

     Altera Corporation ("Altera") and Taiwan Semiconductor Manufacturing Co., Ltd. ("TSMC") have entered into the Wafer Supply Agreement dated June 26, 1995 (the "Supply Agreement") pursuant to which Altera purchases from TSMC products manufactured by TSMC, which Altera resells worldwide under the Altera name. As we have previously discussed with you, Altera has established an indirect, wholly-owned subsidiary, Altera International Limited, a corporation organized under the laws of Hong Kong ("AIL"), which desires to purchase products manufactured by TSMC under the Supply Agreement for resale under the Altera name. The purpose of this letter is to formally memorialize our prior discussions in which TSMC has agreed to accept purchase orders submitted by AIL.

                         AMENDMENT OF SUPPLY AGREEMENT

     Altera desires to amend the Supply Agreement to permit AIL to take all actions permitted to be taken by Altera under the Supply Agreement, except as provided in this letter agreement. TSMC is willing to amend the Supply Agreement as requested by Altera, provided Altera guarantees the performance of AIL of its obligations under the Supply Agreement. The purpose of this letter agreement (the "Amendment") is to amend the Supply Agreement, effective as of the date of acceptance of the Amendment by TSMC (the "Effective Date"), to effectuate these changes. Capitalized terms not otherwise defined in this Amendment have the meaning given to them in the Supply Agreement.

     1. As of the Effective Date, TSMC agrees to accept order of Wafers and Devices from AIL under the Supply Agreement. With respect to any Wafers and Devices ordered by AIL, AIL shall be responsible for all actions required or permitted to be taken by Altera under Articles 2, 3, 4, 6, 7, 9, 11, 12, 13, 14, 15, 16, 19 and 20 of the Supply Agreement. TSMC agrees to accept orders for Wafers and Devices and requests for services from AIL in accordance with the terms of Articles 2, 3, 4, 6, 7, 9, 11, 12, 13, 14, 15, 16, 19 and 20 of the Supply Agreement.
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     2.   All Altera inventory purchase orders that are outstanding as of the close of business on May 23, 1997 will be assumed by and transferred to AIL. TSMC agrees to make all shipments under these purchase orders to AIL, pursuant to Article 15 of the Supply Agreement.

     3.   AIL shall make payments to TSMC in accordance with the provisions of
Article 8 of the Supply Agreement for all Wafers and Devices ordered by AIL.

     4. Altera guarantees to TSMC and the successors, transferees and assigns of TSMC permitted under the Supply Agreement, the prompt performance by AIL of all of its obligations under the Supply Agreement, as amended by this Amendment.

     5. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California of the United States of America, excluding its conflicts of laws provisions.

     6. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which together shall be but one agreement.

     If the above provisions accurately and completely reflect the parties' understanding of the arrangements described, please so indicate by executing and returning to Altera the enclosed copy of the Amendment.

Very truly yours,

ALTERA CORPORATION



By:  /s/ MOHAMMED DHAKNI
    -----------------------------
Name:  Mohammed Dhakni
Title: Manager Purchasing



ALTERA INTERNATIONAL LIMITED



By:  /s/ C. WENDELL BERGERE
    -----------------------------
Name:  C. Wendell Bergere
Title: Director, Altera International Limited


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The foregoing is agreed to and
accepted this 1 day of June, 1997

TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.

By:       /s/ MORRIS CHANG

Name:     Morris Chang

Title:    Chairman and President

Address:  121 Park Avenue 3
          Science-Based Industrial Park
          Hsinchu, Taiwan, ROC